UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): August 12, 2005
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                                 CIT GROUP INC.
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             (Exact name of registrant as specified in its charter)

     Delaware                       001-31369                 65-1051192
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  (State or other                  (Commission              (IRS Employer
  jurisdiction of                  File Number)           Identification No.)
  incorporation)

                           1211 Avenue of the Americas
                            New York, New York 10036
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              (Address of registrant's principal executive office)

       Registrant's telephone number, including area code: (212) 536-1211
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                                 Not Applicable
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          (Former Name or Former Address, if Changed Since Last Report)

                                   ----------

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Section 1 - Registrant's Business and Operations

Item 1.01. Entry into a Material Definitive Agreement.

As announced, on July 19, 2005, the Company entered into an agreement with Goldman, Sachs & Co. ("Goldman Sachs") to purchase shares of the Company's common stock for an aggregate purchase price of $500 million under an accelerated stock buyback program. Pursuant to the agreement, the period for determining the minimum and maximum number of shares to be purchased ended on August 12, 2005. The minimum has been set at approximately 10.0 million shares and the maximum has been set at approximately 11.3 million shares. Goldman Sachs delivered approximately 8.2 million shares to CIT on July 28, 2005 and is expected to deliver to CIT approximately 1.8 million additional shares on August 17, 2005. Additional shares may be delivered to CIT at the end of the program, depending on the price of CIT shares during the remainder of the program, which is expected to conclude in December, 2005.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     CIT GROUP INC.
                                     (Registrant)

                                     By: /s/ Joseph M. Leone
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                                         Joseph M. Leone
                                         Vice Chairman & Chief Financial Officer

Dated: August 15, 2005